Exhibit 4.4

ORANGE 21 INC. SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCIRPTION RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 20, 2009, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Orange 21 Inc. has distributed, at no charge, to each record holder of its common stock, options and warrants (each an “Eligible Holder”) as of 5:00 p.m New York City time on January 21, 2009 (the “Record Date”), one non-transferable right to purchase one share of common stock of Orange 21 Inc. at $0.80 per full share (the “Subscription Rights”) for each share of common stock held or underlying an outstanding option or warrant as of the Record Date. The terms and conditions of the Subscription Rights offering are set forth in Orange 21 Inc.’s Prospectus dated April 25, 2008 and Prospectus Supplement dated January 22, 2009 (as they may be amended or supplemented, the “Prospectus”), which are incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Subscription Rights, and is entitled to exercise the Subscription Rights for the number of shares, shown on this Rights Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. The Subscription Rights will not be listed on the Nasdaq Global Market or any other securities exchange or quoted on any automated quotation system.

EXERCISE PRICE

The exercise price for the Subscription Rights is $0.80 per full share. Fractional shares of common stock will not be issued in this rights offering.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE THE EXPIRATION DATE (DEFINED ABOVE).

Full payment of the exercise price for each share of common stock you wish to purchase must be made in U.S. dollars by (1) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the rights agent in accordance with the “Instructions As To Use of Orange 21 Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Payments of the exercise price for the common stock may be withdrawn by Orange 21 Inc. at any time after receipt and, in any event, will be distributed to Orange 21 Inc. no later than 10 Business Days following the Expiration Date, unless Orange 21 Inc. terminates the Subscription Rights Offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of new shares pursuant to the subscription rights		X 1.00 =		X $0.80=	$
		(no. of subscription rights)		(no. of new shares)	(per share)

EXAMPLE: If you own 1,000 shares of common stock, your subscription right permits the purchase of 1000 shares for $800.

[1,000 subscription rights * 1 share/subscription right = 1000 shares; 1000 shares * $0.80/share = $800].

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for		X $0.80=	$
		(no. of new shares)	(per share)

		Amount of Check or money order enclosed		$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription in the Subscription Rights Offering.

Signature of Subscriber(s)

(and address if different than that listed on this Subscription Certificate)

Telephone number (including area code)

*

By First Class Mail Only:

Computershare

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02941-3011

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE

DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to

Georgeson Inc. toll free at (800) 280- 0819 or for banks and brokers at (212) 440-9800.